Exhibit 31.1
CERTIFICATION PURSUANT TO
RULE 13a-14(a)

I, Steven M. Shindler, certify that:

1.	I have reviewed this annual report on Form 10-K/A for the period ended December 31, 2013 of NII Holdings, Inc.; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 29, 2014

/s/ STEVEN M. SHINDLER
Steven M. Shindler
Chief Executive Officer